As filed with the Securities and Exchange Commission on March 24, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

BANCPLUS CORPORATION
(Exact name of registrant as specified in charter)

Mississippi	64-0655312
(State of incorporation)	(IRS Employer Identification No.)

1068 Highland Colony Parkway
Ridgeland, MS 39157
(Address of principal executive offices / Zip Code)
_____________________

Amended and Restated
BancPlus Corporation
2018 Long-Term Incentive Plan
(Full title of the Plan)

M. Ann Southerland
Chief Financial Officer
1068 Highland Colony Parkway
Ridgeland, MS 39157
(601) 898-8300
(Name, address and telephone number, including area code, of agent for service)

_____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by BancPlus Corporation (the “Company”) for the purpose of registering additional shares of its common stock, $1.00 par value per share (the “Common Stock”), under the BancPlus Corporation 2018 Long-Term Incentive Plan.
On February 15, 2022, the Company's Board of Directors approved, subject to shareholder approval, an Amended and Restated BancPlus Corporation 2018 Long-Term Incentive Plan (the “Amended and Restated Plan”) to increase the number of shares reserved for issuance thereunder from 250,000 to 750,000, which amendment was approved by the shareholders of the Company on March 15, 2022. Of the 750,000 shares of Common Stock currently authorized under the Amended and Restated Plan as a result of the amendment, 250,000 shares were registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-237427), which was filed with the Securities and Exchange Commission (“SEC”) on March 27, 2020 (the “Original Registration Statement”). Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein by reference, are incorporated herein by reference and made part of this Registration Statement. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 4, 2022; (other than those portions of the documents deemed to be furnished and not filed).

(b) The Company’s Current Reports on Form 8-K, filed with the SEC on January 26, 2022, January 28, 2022, February 10, 2022, February 28, 2022, March 1, 2022, and March 16, 2022 (other than those portions of the documents deemed to be furnished and not filed).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to filing a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC) rather than filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1
Articles of Incorporation of BancPlus Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4, as amended (File No. 333-236022), of the Registrant, filed on January 31, 2020)

4.2	By-laws of BancPlus Corporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4, as amended (File No. 333-236022), of the Registrant, filed on February 10, 2020)
4.3
Specimen Certificate for BancPlus Corporation Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4, as amended (File No. 333-236022), of the Registrant, filed on January 31, 2020)

5.1*	Opinion of Jones Walker LLP (regarding the legality of the securities being registered)
23.1*	Consent of BKD, LLP (with respect to the audited financial statements of BancPlus Corporations)
23.2*	Consent of Postlethwaite & Netterville, APAC (with respect to the audited financial statements of First Trust Corporation)
23.3*	Consent of Jones Walker LLP
24.1*	Power of Attorney (set forth on signature page hereto)
99.1	Amended and Restated BancPlus Corporation 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of the Registrant filed on March 16, 2022)
107.1*	Filing Fee Table
* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ridgeland, Mississippi, on March 24, 2022.

BANCPLUS CORPORATION

By:	/s/ William A. Ray
William A. Ray
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Ray and M. Ann Southerland, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ William A. Ray	President, Chief Executive Officer, and Director	March 24, 2022
William A. Ray	(Principal Executive Officer)

/s/ M. Ann Southerland	Senior Executive Vice President and Chief Financial Officer	March 24, 2022
M. Ann Southerland	(Principal Financial Officer)

/s/ Karlen Turbeville	Executive Vice President and Chief Accounting Officer	March 24, 2022
Karlen Turbeville	(Principal Accounting Officer)

/s/ Kirk A. Graves	Senior Executive Vice President, Chief Operating	March 24, 2022
Kirk A. Graves	Officer, and Director

/s/ Max S. Yates	Senior Executive Vice President, Chief Strategy	March 24, 2022
Max S. Yates	Officer, and Director

/s/ Thomas G. Peaster	Chairman of the Board and Director	March 24, 2022
Thomas G. Peaster

/s/ S.R. Evans Jr. M.D.	Director	March 24, 2022
S.R. Evans Jr. M.D.

/s/ David Guidry	Director	March 24, 2022
David Guidry

/s/ Kennith W. Helton	Director	March 24, 2022
Kennith W. Helton

/s/ Randall E. Howard	Director	March 24, 2022
Randall E. Howard

/s/ B. Bryan Jones III	Director	March 24, 2022
B. Bryan Jones III

/s/ R. Eason Leake	Director	March 24, 2022
R. Eason Leake

/s/ Ryan J. Lopiccolo	Director	March 24, 2022
Ryan J. Lopiccolo

/s/ Carl R. Montgomery	Director	March 24, 2022
Carl R. Montgomery

/s/ R. Hal Parker	Director	March 24, 2022
R. Hal Parker

/s/ John F. Phillips III	Director	March 24, 2022
John F. Phillips III